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              LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP                         BALTIMORE, MD
    1735 MARKET STREET, 51ST FLOOR                              DENVER, CO
 PHILADELPHIA, PENNSYLVANIA 19103-7599                      SALT LAKE CITY, UT
             215-665-8500                                      VOORHEES, NJ
           FAX: 215-864-8999                                  WASHINGTON, DC
         www.ballardspahr.com                                 WILMINGTON, DE

                                                               December 23, 2004

AIM Treasurer's Series Trust
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

            Re:   AIM Treasurer's Series Trust
                  Registration Statement on Form N-1A

Ladies and Gentlemen:

            We have acted as counsel to AIM Treasurer's Series Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

            This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 39 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Institutional Class shares of beneficial interest, par value $.01 per share (the "Shares"), of Premier Portfolio and Premier Tax-Exempt Portfolio (each, a "Portfolio" and, collectively, the "Portfolios").

            In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 2, 2004, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the Portfolios, which are included in the Registration Statement, substantially in the form in which they are to be filed (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

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AIM Treasurer's Series Trust
December 23, 2004
Page 2

            The Prospectuses provide for issuance of the Shares from time to time at the net asset value thereof. In connection with our giving this opinion, we assume that upon sale of the Shares the Trust will receive the net asset value thereof.

            Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectus for the respective Portfolio, will be validly issued, fully paid and nonassessable.

            We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Statutory Trust Act.

            Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a Portfolio for all loss and expense of any shareholder held personally liable for the obligations of that Portfolio. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Portfolio is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for each respective Portfolio, which are included in the Registration Statement.

                                                 Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP